EXHIBIT

ACT OF AMENDMENT OF MULTIPLE OBLIGATIONS MORTGAGE

BE IT KNOWN, that on the dates hereinafter set forth, before the undersigned Notaries Public, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, personally came and appeared:

THE OLD EVANGELINE DOWNS, L.L.C. (TIN: 72-1280511), formerly named The Old Evangeline Downs, L.C., a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has its registered office at One American Place, Ninth Floor, Baton Rouge, LA 70825, appearing herein through M. Brent Stevens, its CEO, being duly authorized by virtue of a Consent of the Sole Member, a copy of which is on file and of record, hereinafter referred to as “Mortgagor”,

and

 WELLS FARGO FOOTHILL, INC., a corporation organized and existing under the laws of the State of California, as agent for the Lenders which are parties to that certain Loan and Security Agreement dated as of June 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Diamond Jo, LLC (formerly known as Peninsula Gaming Company, LLC) and The Old Evangeline Downs, L.L.C., as borrower, the Lenders and Wells Fargo Foothill, Inc., as the arranger and agent for the Lenders, appearing herein through its duly authorized representative, hereinafter referred to as “Mortgagee”, who declared that:

By Multiple Obligations Mortgage (the “Mortgage”) dated June 16, 2004, effective as of June 16, 2004, recorded on June 16, 2004 as File Number 04-028123 of the official records of Lafayette Parish, Louisiana, on June 16, 2004 as Original Act No. 926580, Mortgage Book 1210, page 99 of the official records of St. Landry Parish, Louisiana, and on June 17, 2004 in Mortgage Book 613, Entry No. 177 of the official records of West Baton Rouge Parish, Louisiana, Mortgagor executed in favor of Mortgagee a mortgage on certain properties and leasehold interests in Lafayette Parish, St. Landry Parish and West Baton Rouge Parish, as more fully described on Exhibit A and Exhibit B attached to the Mortgage, to secure certain Obligations (as such term is defined in the Mortgage).

The definition of the term “Obligations” in Section 1.14 of the Mortgage is hereby modified and amended by amending and restating such section in its entirety to read as follows:

“1.14           Obligations.  The word “Obligations” means individually, collectively and interchangeably (a) any and all loans, advances, debts, principal, interest (including interest that, but for the provisions of the United States Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to letters of credit, premiums, liabilities, obligations, fees, charges, costs, expenses (including any fees or expenses that, but for the provisions of the United States Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Agreement and other Related Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that Borrower is required to pay or reimburse under the Loan Agreement and other Related Documents, by law, or otherwise, whether Borrower is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or as a surety, guarantor, or endorser of every nature and kind whatsoever,  whether or not any such Obligations may be barred under any statute of limitations or prescriptive period or may be or become otherwise unenforceable or voidable for any reason whatsoever,  and (b) the obligations of Guarantor arising from the Related Documents to which Guarantor is a party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not due when paid and all expenses that Guarantor is required to pay or reimburse under the Related Documents, by law, or otherwise, whether Guarantor is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or as a surety, guarantor, or endorser of every nature and kind whatsoever, whether or not any such Obligations may be barred under any statute of limitations or prescriptive period or may be or become otherwise unenforceable or voidable for any reason whatsoever.  Any reference in this Mortgage or in the Related Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any insolvency proceeding.  Notwithstanding any other provision of this Mortgage, the maximum amount of Obligations secured hereby shall be limited to $75,000,000.00.”

In consideration of the execution and delivery of this amendment by Mortgagee, Mortgagor hereby represents and warrants in favor of Mortgagee and the other members of the Lender Group as follows:

(a) the execution, delivery, and performance by Mortgagor of this amendment have been duly authorized by all necessary action on the part of Mortgagor;

(b) the execution, delivery, and performance by Mortgagor of this amendment do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Mortgagor, the governing documents of Mortgagor, or any order, judgment, or decree of any court or other governmental authority binding on Mortgagor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Mortgagor, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of Mortgagor, other than Permitted Liens (as defined in the Loan Agreement), or (iv) require any approval of Mortgagor’s members or shareholders or any approval or consent of any person or entity under any material contractual obligation of Mortgagor;

(c) the execution, delivery, and performance by Mortgagor of this amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any governmental authority or other person or entity, other than any consent or approval that has been obtained and remains in full force and effect; and

(d) this amendment, when executed and delivered by Mortgagor, will be the legally valid and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

This amendment shall be deemed to be a Loan Document (as defined in the Loan Agreement) for all purposes.

Mortgagor does further declare that except as expressly modified herein, the Mortgage is hereby ratified and confirmed and shall otherwise remain in full force, virtue and effect as executed.

THUS DONE AND PASSED, on the 11th day of  November, 2004, in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading of the whole.

WITNESSES:	MORTGAGOR: THE OLD EVANGELINE DOWNS, L.L.C., formerly named The Old Evangeline Downs, L.C.
/s/Dustin Manternach	/s/Natalie Schramm
Print Name: Dustin Manternach
/s/Marcia S. Seligman
Print Name: Marcia S. Seligman

/s/Karen M. Beetem
Karen M. Beetem, NOTARY PUBLIC
My commission expires 10/20/07

THUS DONE AND PASSED, on the14 day of October, 2004, in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagee after reading of the whole.

WITNESSES:	MORTGAGEE: WELLS FARGO FOOTHILL, INC.
/s/Christy L. Sayeg	/s/Larissa Megerdichian
Print Name: Christy L. Sayeg	Name: Larissa Megerdichian
/s/Marilyn Aragon	Title: Vice President
Print Name: Marilyn Aragon

/s/K. Melissa Chavez
K. Melissa Chavez, NOTARY PUBLIC
My commission expires 1-20-05